Exhibit 99.1

FOR IMMEDIATE RELEASE

November 22, 2005

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports EPS Comfort Range For 2006 And Increased

Quarterly Cash Dividend

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 118-year-old IBERIABANK (http://www.iberiabank.com), announced an update regarding management’s expectations for earnings for the Company in the quarter ending December 31, 2005, full year 2006, and comments regarding growth expectations for 2007.

Fourth Quarter 2005 Expectations

Management reaffirmed today the Company expects fully diluted earnings per share (“EPS”) in the fourth quarter of 2005 to be in the range of $0.76 to $0.81 per fully diluted share, which includes branch expansion initiative costs. The Company’s opportunistic expansion initiative remains on track with management’s previously disclosed expectations, with a completion of a roll-out of up to 12 new Louisiana facilities staged over the next two quarters. The Company still anticipates a material expense associated with strategic recruits in the fourth quarter of 2005 that should be offset by a gain on the sale of excess land in northeast Louisiana.

On an adjusted basis that excludes one-time merger related costs associated with the acquisition of American Horizons (approximately $0.04 per share in the first quarter of 2005), and one-time hurricane-related costs and lost revenues (approximately $0.99 per share in the third quarter of 2005), we expect the 2005 annual EPS would be $3.21 to $3.26.

Expectations For 2006

For the full year of 2006, the Company expects EPS to be in the range of $3.54 to $3.64, excluding the cost of adoption of SFAS 123R regarding expensing stock option plans. The Company anticipates adopting SFAS 123R beginning January 1, 2006 using the modified retrospective method prescribed by SFAS 123R. The Company anticipates SFAS 123R will reduce quarterly earnings in 2006 by approximately $0.5 million per quarter on a pre-tax basis, or $0.045 per quarter on an after-tax basis. Adoption of SFAS 123R is not expected to materially affect historical or future EPS growth rates.

The Company’s comfort range for 2006 includes the costs associated with the Company’s previously disclosed branch expansion initiative. Due to initial start-up costs, the Company expects the branch expansion initiative will continue to be dilutive to quarterly EPS until the end of 2006, after which time the initiative is anticipated to turn positive. Throughout 2006, the negative impact of the branch initiative on EPS is expected to decrease on a gradual basis as loan and deposit volumes accelerate throughout the year. EPS in the first quarter of 2006 is expected to be negatively affected by approximately $0.05 per share, on an after-tax basis, as a result of the branch expansion initiative.

The EPS comfort ranges provided today are based on management’s current information, estimates and assumptions. One major assumption is a continued flattening of the yield curve in the remainder of 2005 and through 2006. Another major assumption is management’s projected deposit growth of approximately $300 million attributable to Hurricanes Katrina and Rita, though actual levels may be materially higher or lower than projected levels.

Daryl G. Byrd, President and CEO of IBERIABANK Corporation, remarked, “The growth in 2006 EPS of approximately 8% to 11% growth over adjusted 2005 EPS is consistent with other high performing bank holding companies.” Byrd continued, “We continue to see very good core client growth. Loan and deposit volumes have continued to grow since the end of the third quarter. We believe the strong core performance, the branch expansion initiative, and our continued investment in strategic recruits will provide exceptional earnings growth opportunities in 2007. Our current expectations are for strong double-digit growth in 2007 fully diluted earnings per share.”

The Company believes the presentation of financial results excluding the impact of one-time hurricane-related costs, lost revenues resulting from the hurricanes, and one-time merger related costs associated with the acquisition of American Horizons Bancorp, Inc. provides a fair representation of the underlying performance of the Company’s core operations during 2005, which may be useful for comparison purposes.

Quarterly Cash Dividend Increase

The Board of Directors of the Company declared a quarterly cash dividend of $0.28 per share, payable on January 19, 2006 to shareholders of record as of December 30, 2005. This dividend level represents an 8% increase over the $0.26 quarterly cash dividend per share paid two months ago and a 25% increase over the quarterly cash dividend paid on October 15, 2004. The dividend declared today equates to an annualized dividend rate of $1.12 per share and an indicated dividend yield of 2.05%.

IBERIABANK Corporation is one of the oldest financial institutions with continuous operations in the State of Louisiana and the second largest Louisiana-based bank holding company. The Company operates 43 offices located in New Orleans, Baton Rouge, Shreveport, Northeast Louisiana, and the Acadiana region of Louisiana. The Company’s common stock trades on NASDAQ under the symbol “IBKC” and the Company’s market capitalization is approximately $500 million.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management uses these non-GAAP measures in their analysis of the Company’s performance. The non-GAAP financial measures included in this press release exclude (i) one-time merger related costs associated with the American Horizons acquisition, and (ii) costs and lost revenues related to Hurricanes Katrina and Rita. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, changes in market and economic conditions, including current forward interest rate curves; changes in interest rates, deposit flows, loan demand and real estate values; competitive pressures; changes in accounting principles, policies or guidelines; changes in the Company’s loan or investment portfolio; legislative or regulatory changes; changes in monetary or fiscal policies; military or terrorist activities; litigation costs and expenses; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s business activities and prospects. Factors affecting IBERIABANK Corporation are discussed in the Company’s periodic and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. The Company undertakes no obligation to republish revised forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.